SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  March 7, 1996
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                      THE WESTERN TRANSMEDIA COMPANY, INC.
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               (Exact name of registrant as specified in charter)



            Delaware                 0-22922                  06-0995978
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(State or other jurisdiction       (Commission             (IRS Employer
      of incorporation)            File Number)          Identification No.)


     475 Sansome Street, San Francisco, CA                94111
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     (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code: (415) 397-3001
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         (Former name or former address, if changed since last report.)


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ITEM 5.           OTHER EVENTS.

         On March 7, 1996, the Registrant's Board of Directors voted to extend the expiration date of the Registrant's Common Stock Purchase Warrants. The Warrants, which were due to expire on June 24, 1996, will now expire at 5:00 P.M. (New York time) on December 31, 1997.

         Each Warrant entitles the holder thereof to purchase one share of the Registrant's Common Stock, $.60 par value, at a price of $4.00 per share (subject to adjustment as provided in the agreement under which the Warrants were issued).

         In connection with the extension of the Warrants, the Warrantholders need not surrender or exchange presently outstanding Warrants. The Warrants will be deemed amended to give effect to the extension without any Warrantholder action.


ITEM 7.           EXHIBITS.

         None.



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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                       THE WESTERN TRANSMEDIA COMPANY, INC.



                                       By:/s/ Stuart M. Pellman
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                                          Stuart M. Pellman, President


Date:             March 7, 1996

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